Exhibit (a)(ix)

TEKLA HEALTHCARE OPPORTUNITES FUND

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, upon the death of Oleg M. Pohotsky on July 13, 2022, Tekla World Healthcare Fund (the “Fund”) issues this notice in accordance with the terms of the Declaration of Trust of the Fund, dated April 2, 2014 and filed with the Secretary of State of the Commonwealth of Massachusetts on April 3, 2014, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee death, the six Trustees of the Tekla Healthcare Opportunities Fund are:

Jeffrey A. Bailey	100 Federal Street, 19th Floor
Boston, MA 02110

Kathleen L. Goetz	100 Federal Street, 19th Floor
Boston, MA 02110

Rakesh K. Jain, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

Thomas M. Kent	100 Federal Street, 19th Floor
Boston, MA 02110

Daniel R. Omstead, Ph.D.	100 Federal Street, 19th Floor
Boston, MA 02110

W. Mark Watson	100 Federal Street, 19th Floor
Boston, MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 14th day of June, 2022, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Laura Woodward
Laura Woodward, Secretary